Exhibit 99.1
news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033 For financial analysts: Andy Ludwig, 610-774-3389

PPL’s updated business plan drives enhanced value for all stakeholders and delivers top-tier earnings and dividend growth

•Extends 6% to 8% annual EPS and dividend growth through at least 2026.
•$2.5 billion added to capital investment plan, resulting in 5.6% rate base growth through 2026 with no equity issuances.
•O&M savings increased to at least $175 million annually by 2026.
•2023 earnings per share expected to be $1.50 to $1.65 per share, with $1.58 midpoint representing 7% growth over midpoint of 2022 pro forma earnings forecast.
•Plans to increase next quarterly dividend by 7% to $0.24 per share.
•Utility veteran Linda Sullivan joins PPL Board of Directors.
•Conference call and webcast today at 11 a.m. ET.

ALLENTOWN, Pa. (Jan. 11, 2023) — PPL Corporation (NYSE: PPL) today announced an updated business plan that is expected to generate top-tier 6% to 8% earnings and dividend growth through at least 2026 with strong growth opportunities beyond.
“We continue to execute on our strategy to create utilities of the future that deliver safe, reliable, affordable, clean energy for our customers and sustainable growth for our shareowners,” said PPL President and Chief Executive Officer Vincent Sorgi. “The business plan enhancements announced today reflect the meaningful progress we are making and the confidence we have in our ability to continue PPL’s growth momentum well into the future.”

Highlights of PPL’s updated business plan include:

•Top-tier EPS and dividend growth through at least 2026. PPL has extended its runway for earnings and dividend growth and now expects 6% to 8% annual earnings per share and dividend growth through at least 2026. In addition, the company continues to see significant investment opportunities that support growth beyond the current planning horizon as PPL leads the clean energy transition in the regions it serves and delivers exceptional value to its customers.

•$14.3 billion of capital investments through 2026, a >20% increase from prior plan. As reflected in recent regulatory filings in Kentucky and Rhode Island to invest in critical infrastructure, PPL has numerous opportunities for investments that strengthen grid reliability and resiliency and economically replace aging coal generation with reliable, least-cost and clean energy sources. Since announcing its capital plan last year, PPL has identified an additional $2.5 billion in investment opportunities for grid modernization and resiliency, digital transformation and generation replacement in Kentucky. The planned investments increase PPL’s projected average annual rate base growth rate to 5.6% through 2026, with greater than 7% rate base growth in the back half of the plan. The plan features minimal regulatory lag based on existing regulatory mechanisms.

•Strong balance sheet and credit metrics maintained. PPL’s balance sheet is among the best in the U.S. utility sector and will support the company’s increased capital investment plan and continued financial flexibility with no equity issuances. PPL’s continued strong credit profile reflects a projected Funds from Operations (FFO)/Cash Flow from Operations (CFO) to debt ratio of 16% to 18% throughout the planning period.

•At least $175 million of O&M cost savings to support efficiency and affordability. PPL is increasing its targeted operations and maintenance (O&M) savings by $25 million to $175 million of annual O&M savings by 2026. The added savings will be driven largely by the company’s transmission and distribution operations as PPL continues to deploy scalable technologies and data science and leverage management’s proven operating expertise across the company’s utility portfolio.

•Significant improvements in PPL’s carbon footprint. The updated plan announced today advances the company’s broader clean energy strategy, aligns with the company’s goal to achieve net-zero carbon emissions by 2050, and is expected to result in total carbon emissions reductions of about 67% from 2010 levels by 2030. The plan includes a proposal to retire nearly 1,500 megawatts of aging coal generation in Kentucky by 2028. The proposal, subject to Kentucky Public Service Commission approval, would add two new combined-cycle natural gas plants, nearly 1,000 megawatts of owned and contracted solar generation and 125 megawatts of battery storage by 2028. Additionally, PPL’s investments in critical infrastructure and grid modernization will further enable a flexible, resilient grid capable of integrating more distributed energy resources and supporting electrification.

2023 earnings outlook and expected dividend increase
PPL announced today that it expects 2023 earnings in the range of $1.50 to $1.65 per share. At the $1.58 midpoint, this represents 13% growth over the 2022 ongoing earnings forecast midpoint of $1.40 per share (reflecting partial year ownership of Rhode Island Energy) and a 7% increase over the $1.48 midpoint of PPL’s 2022 pro forma earnings per share range (reflecting a full year of earnings contributions from Rhode Island Energy).
The company also announced that it expects to increase its next quarterly common stock dividend to $0.24 per share, subject to approval by the Board of Directors. This would represent a 7% increase from the current dividend of $0.225 per share.

Longtime utility veteran Linda G. Sullivan joins PPL Board of Directors
PPL announced that utility industry veteran Linda G. Sullivan has joined its Board of Directors, effective Jan. 10, 2023. She will serve on PPL’s Compensation and Finance committees. With Sullivan’s appointment, PPL’s board comprises 10 directors. In addition to an independent chair, the board includes eight independent directors and PPL’s chief executive officer. Seven of the board’s members are diverse across gender, race, ethnicity and nationality.
“Linda’s deep utility and financial expertise will further strengthen and complement our diverse and experienced board,” said independent Board Chair Craig A. Rogerson. “We welcome her addition and significant experience in driving growth and innovation.”
Sullivan spent nearly three decades in the utility industry, serving as executive vice president and chief financial officer of American Water Works Company, Inc., from 2014 to 2019, and more than 20 years in a variety of leadership roles with Edison International. She has served on the Board of Directors of NorthWestern Energy since April 2017 and AltaGas Ltd. since January 2020.

Conference call and webcast details
As previously announced, PPL’s executive team will host a conference call and webcast today at 11 a.m. Eastern Time. The conference call will be webcast live, in audio format, along with slides of the presentation. Interested individuals can access the webcast link at www.pplweb.com/investors under Events and Presentations or access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number in order to join the conference: 9324531. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.
Following the call, PPL’s executive team will be meeting with investors at the annual Evercore ISI utility conference on Jan. 12 and 13 in Palm Beach, Florida.

About PPL Corporation
PPL Corporation (NYSE: PPL), based in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

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Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Any such forward-looking statements should be considered in conjunction with factors and other matters discussed in PPL Corporation's most recently filed Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission.

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